UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2005

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.   Other Events.

On September 30, 2005, Wako Logistics Group, Inc. (“Wako” or the “Company”) and the shareholders of Asean Cargo Services Pty Limited (“Asean”) signed a Memorandum of Understanding (“MOU”) stating that the parties have reached an agreement in principal for Wako to acquire all of the outstanding common stock of Asean in exchange for shares of Wako common stock. In addition, the MOU provides that completion of the acquisition is subject to the negotiation and finalization of certain matters in relation to the preparation of a purchase agreement and other collateral documents for the transaction. Wako and the Asean shareholders have agreed to use their best efforts to complete the acquisition by October 15, 2005.

There can be no assurance that a definitive agreement with respect to the proposed acquisition will be reached or that the proposed acquisition will be consummated.

Asean, a privately-held company headquartered in Sydney, Australia, provides a full range of logistics service to its customers, including freight-forwarding, customs clearances and warehouse facilities, with a large concentration of its business in the trade lanes that run from Asia to Australia. Wako and Asean serve a wide range of mutual customers, and have had an informal working arrangement for over the past twenty-three years.

Information regarding Wako is contained in its filings with the Securities and Exchange Commission available at www.sec.gov.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: October 4, 2005	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer